ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 20th day of April, 2007, by and between DirecTECH MDU, Inc., a Delaware corporation (the "Buyer"), and Multiband Corporation, a Minnesota corporation (the "Seller"). The Buyer and the Seller are referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, the Buyer desires to acquire from the Seller and the Seller desires to transfer, assign and convey to the Buyer, subject to the terms, provisions and conditions of this Agreement, all of the subscribers and related equipment and Right of Entry Agreements described in Exhibit A attached to this Agreement (the "Ohio Subscribers"); and

WHEREAS, the acquisition by the Buyer of the Ohio Subscribers will be accomplished by the actions set forth in this Agreement:

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following terms and conditions:

1. SALE OF ASSETS

1.1 Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer, assign, convey and deliver to Buyer at the Closing (as defined in Section 3.1 hereof) free and clear of all liens, pledges, security interests, encumbrances of every kind, character, and description whatsoever, those tangible and intangible assets described in Schedule 1.1 attached hereto, related to the Ohio Subscribers as the same exist on the Closing Date, other than the Liabilities identified in Section 1.3 (collectively, the "Ohio Subscribers"), including, without limitation:

a. all Right of Entry Agreements for the Ohio Subscribers;

b. all equipment used to support the Ohio Subscribers and any other tangible asset used in the Ohio Subscribers' day-to-day business and operations (the "Inventory");

c. all intangible assets, including, without limitation, software, transferable or retained rights, and all lease agreements.

d. all "market" leases on equipment and the Right of Entry Agreement with respect to the Ohio Subscribers to Buyer;

e. all goodwill associated with the Ohio Subscribers, including all existing customer and vendor relationships;

f. all of the books, records, manuals, documents, books of account, correspondence, sales and credit reports, supplier lists, customer lists, distributor lists, bid and quote information, literature, catalogs, brochures, advertising materials and the like which are used in the Ohio Subscribers; and

g. all of the accounts receivable and notes receivable in connection with the Ohio Subscribers.

1.2 Back Office Support. The Seller and the Buyer shall enter into a separate Support Center Services Agreement (the "Support Center Services Agreement") on terms and conditions mutually agreeable to the Parties which will set forth that the Seller shall provide the Buyer with customer call center service and billing services for a per subscriber rate with respect to one or more services (video, Internet, telephony, etc.) per month. The Seller shall attain minimum performance standards that equal or exceed those of the Buyer's current call center or the requirements set forth in the Buyer's MDU Operator Agreement with DIRECTV, Inc., a California corporation ("DIRECTV").

1.3 Residual Revenues. Beginning April 1, 2007, Residual revenues (the "Residuals") received in connection with the Right of Entry Agreements shall equal nineteen percent (19%) of the dollar amount of each DIRECTV customer invoice for customers activated on or before June 30, 2006 (each "Invoice"). The Residuals shall be allocated as follows: the Buyer shall pay 52.63% of the Residuals received from each invoice to Extreme Video Enterprises, LLC, an Ohio limited liability company ("Extreme Video"), and shall retain 47.37% of the Residuals received from each Invoice, both for as long as each customer purchased in connection with the Right of Entry Agreements remains an active customer of DIRECTV. The Buyer understands there is a sixty (60) day payment delay on the Residuals due to DIRECTV paying sixty (60) days in arrears and that the Residuals payment for April 30, 2007, shall not be paid until June 30, 2007. The Seller shall be entitled to retain the DIRECTV Residuals payment for March, 2007.

1.4 Adjustments to the Purchase Price.

a. *Due Diligence Period Reserve.* In the event that the Buyer discovers, during the course of the period commencing on March 23, 2007, and until May 10, 2007, that any negative adjustment must be made to the Ohio Subscribers' financial statements, books and records with respect to the Assets and/or the Ohio Subscribers' revenues, the Buyer shall have the right to a Thirty Thousand and No/100 Dollars ($30,000.00) corresponding adjustment to the Purchase Price (hereinafter defined in Section 3.1) as determined by the Parties' mutual written agreement. The Seller shall subtract any amounts reserved by the Buyer under this Section 1.4.a., if any, from the Seller's payment to Extreme Video under its existing promissory note to Extreme Video.

b. *Current Assets over Current Liabilities*. If the Ohio Subscribers' accounts receivable, inventory, and cash accounts ("Current Assets") exceed the Ohio Subscribers' accounts payable ("Current Liabilities") as of the Closing Date, the Purchase Price shall be increased accordingly by increasing the dollar amount of the Cash Payment described in Section 3.1 b. of this Agreement. The net excess, if any, of Current Liabilities over Current Assets shall reduce the Purchase Price accordingly.

1.5 Liabilities. The Buyer shall not assume any of the Seller's liabilities with respect to the Assets, including, without limitation, any liabilities, lease obligations, and/or debt associated with network or premise equipment that is deployed or supports operational or work in progress properties, except obligations related to assumed Right of Entry Agreements, DIRECTV chargebacks directly related to the assets.

2. CLOSING, EXCLUSIVITY AND CONFIDENTIALITY

2.1 Closing. The sale and purchase provided in this Agreement shall be consummated at a virtual closing to be held no later than April 20, 2007, or at such place, time and date as the Parties hereto shall mutually agree upon. The date and event of the sale and purchase of the Ohio Subscribers are, respectively, hereinafter referred to as the "Closing Date" and the "Closing".

2.2 Exclusivity. Until April 20, 2007, the Seller shall not, directly or indirectly, through any representatives or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity relating to the acquisition of the Assets or the Ohio Subscribers' business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course of business). This agreement and mutual covenant on behalf of the Parties shall survive regardless of whether the Transaction and/or Acquisition contemplated by this Agreement is consummated.

2.3 Confidentiality. The Parties hereby agree and covenant not to disclose the proposed terms of the Transaction and/or Acquisition described in this Agreement or any information concerning any aspect of the Transaction and/or Acquisition or each Party except (a) to their family members, counsel or advisors on a confidential basis, (b) as required by law or taxing authorities, (c) as necessary to enforce or interpret the provisions of this Agreement or the definitive documentation arising from this Agreement, or (d) as consented to in writing by all of the Parties. This agreement and mutual covenant on behalf of the Parties shall survive regardless of whether the Transaction and/or Acquisition contemplated by this Agreement is consummated.

2.4 Effective Date: The Parties and Extreme Video hereby agree that the effective date of this Agreement shall be March 31, 2007.

3. THE PURCHASE PRICE

3.1 Purchase Price. In full consideration for Seller's sale of the Ohio Subscribers to the Buyer, the Buyer shall pay to the Seller as the "Purchase Price" an aggregate purchase price of Seven Hundred Forty-Five Thousand Seven Hundred Ninety and No/100 Dollars ($745,790.00) for the Ohio Subscribers (the "Purchase Price"), which is equal to a price of Seven Hundred Fifty and No/100 Dollars ($750.00) for 911 non bulk Revenue Generating Units and Two Hundred Sixty Five and No/100 Dollars ($265.00) for 236 bulk analog Revenue Generating Units. The Purchase Price shall consist of:

a. Assumption of approximately Three Hundred Twenty-Nine Thousand Thirty-Six and No/100 Dollars ($329,036.00) of the Buyer's existing debt with Extreme Video, the documentation for which is attached hereto as Exhibit B (the "Refinancing") – the Buyer will bear the cost of the Refinancing subsequent to the Acquisition;

b. A cash payment at the Closing of Three Hundred Seventy-Five Thousand Two Hundred Fourteen and No/100 Dollars ($375,214.00) to the Seller; and

c. A cash payment within seven (7) days following the Closing of Forty-One Thousand Five Hundred Forty and No/100 Dollars ($41,540.00) to the Seller (in aggregate with the cash payment set forth in Section 3.2(b), the "Cash Payment").

3.2 Taking of Inventory. A complete physical count of the Inventory shall be taken immediately prior to the Closing. Such Inventory shall be conducted in a manner mutually acceptable to the Seller and the Buyer and the Inventory shall be valued at the Seller's cost. The Inventory shall be in writing and indicate the identity of each item and the value of each item, as well as the total cost value. The completed Inventory shall be signed and mutually agreed upon by the Seller and the Buyer.

3.3 Remittance Schedules. All remittances, mail, and other communications relating to the Ohio Subscribers received by the Seller at any time after the Closing Date shall be immediately turned over to the Buyer by the Seller. All remittances, mail, and other communications relating to the Seller's assets that do not constitute the Ohio Subscribers, including, without limitation, the Seller's accounts receivable with respect to the Ohio Subscribers, received by the Buyer at any time after the Closing Date shall be immediately turned over to the Seller by the Buyer.

4. TRANSFER OF ASSETS

4.1 Items to be Delivered at Closing. At the Closing, the Seller shall convey the Ohio Subscribers to the Buyer and deliver to the Buyer a bill or bills of sale

warranting the Seller to be the owner of and covering all of the Ohio Subscribers free and clear of liens or encumbrances of any kind or nature at the time of the transfer.

4.2 Transfers. The Seller will assist the Buyer in the process of transferring ownership and titles in all of the Ohio Subscribers, including, without limitation, the re-registration of all intellectual property relating to the Ohio Subscribers.

4.3 Transfer Taxes. The Seller shall pay and promptly discharge when due the entire amount of any and all sales, transfer and use taxes imposed by the State of Minnesota, and Buyer shall be responsible for all sales, transfer and use taxes imposed by the State of Delaware, in connection with the sale of the Ohio Subscribers by the Seller to the Buyer.

5. ASSUMPTION OF LIABILITIES. EXCEPT AS OTHERWISE AGREED TO IN THIS AGREEMENT, THE BUYER SHALL NOT ASSUME OR AGREE TO ASSUME AND SHALL NOT ACQUIRE ANY LIABILITY OR OBLIGATION OF ANY KIND OR NATURE OF THE SELLER, DIRECT, CONTINGENT OR OTHERWISE.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Representations, Warranties and Covenants of the Seller. The Seller, with the exception noted in 6.1 bb. below, represents, warrants, and agrees as follows:

a. *Corporate Status*. The Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all contracts that Seller has entered into that are in effect on the Closing Date. The Seller is duly qualified and licensed to do business as a foreign corporation and is in good standing under the laws of Minnesota, and each other jurisdiction in which either the property owned, leased or operated by it or the nature of the Right of Entry Agreements or the Ohio Subscribers as currently conducted makes such qualification or license necessary.

b. *Legal and Binding Obligation*. This Agreement is, and the documents referred to herein will be, upon execution and delivery, the legal, valid and binding obligation of the Seller and enforceable against the Seller in accordance with its respective terms.

c. *Marketable Title*. The Seller has and shall transfer to the Buyer good and marketable title to all of the Ohio Subscribers, and the Ohio Subscribers are free and clear of all pledges, mortgages, liens, encumbrances and security interests of any kind.

d. *Legal proceedings; Orders*. The Seller and Extreme Video are not, and have not been since January 1, 2003, in default with respect to any order, writ, injunction, or decree (any "Order") of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. No event has occurred or circumstance exists that may constitute or result in a violation of or failure to comply with any term or requirement of any Order to which the Seller, or Extreme Video, is subject. Except as set forth on Schedule 6.1.d., there is no pending or threatened proceeding (i) by or against the Seller that relates to or may affect the Ohio Subscribers; or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. The proceedings listed on Schedule 6.1.d. will not have a material adverse effect on any of the transactions contemplated by this Agreement.

e. *Performance of Obligations*. Except as otherwise provided in Schedule 6.1.e., the Seller has performed and abided by all obligations required to be performed by it as of the date hereof and will continue to abide and perform such obligations up to and including the Closing Date, and the Seller is not in default under any license, permit, order, authorization, grant, contract, agreement, lease, or other document, order, or regulation to which it is a party or by which it is bound.

f. *Power to Convey*. The Seller has full power to execute and perform this Agreement and to convey the Ohio Subscribers as herein provided to the Buyer, and such execution and performance does not conflict with any provisions of its Articles of Incorporation or bylaws or with any contract to which it is a party or to which it is subject. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate action.

g. *No Untrue Statement*. Nothing in this Agreement, any statements delivered by the Seller, any schedule or exhibit attached hereto or delivered in accordance with the terms hereof, or any documents or statement in writing which has been supplied by or on behalf of the Seller, or by any of the Seller's directors or officers in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

h. *Taxes*. The Seller has filed and paid all taxes with respect to the Ohio Subscribers. There are no tax deficiencies or claims outstanding with respect to the Ohio Subscribers. The Seller has delivered to the Buyer copies of, and Schedule 6.1.h. lists, all such Tax Returns and reports filed by the Seller in connection with the Ohio Subscribers since January 1, 2003 (the "Seller Tax Returns"). All of the Seller Tax Returns are true, correct and complete in all material respects. There are no encumbrances on any of the Ohio Subscribers that arose in connection with any failure (or alleged failure) to pay any tax, and there is no basis for assertion of any claims attributable to taxes which, if adversely determined, would result in any such encumbrance. Schedule 6.1.h. contains a complete and accurate list of all of the Seller

Tax Returns that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. No undisclosed deficiencies are expected to be asserted with respect to any such audit. There is no threatened or actual dispute or claim concerning any taxes of the Seller or the Ohio Subscribers either (i) claimed or raised by any governmental body in writing or (ii) as to which the Seller or its officers and directors have knowledge. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by the Seller with respect to the Ohio Subscribers after the date of this Agreement.

i. *Financial Statements*. Attached hereto as Schedule 6.1.i. are true and complete copies of the Seller's financial statements as of December 31, 2006, and the Statement of Income as of April 18, 2007, as they relate to the Ohio Subscribers (collectively, the "Financial Statements"). The Financial Statements (including the notes thereto) present fairly the Seller's financial condition and results of operations the Seller at and for the periods indicated, and have been prepared in accordance with standard accounting principles applied on a consistent basis. The Seller has no material liabilities contingent or otherwise, except as disclosed in the Financial Statements or as incurred as a result of the normal and ordinary operation of its business with respect to the Ohio Subscribers since December 31, 2006.

j. *Vendors and Creditors*. Attached hereto as Schedule 6.1.j. is a complete and accurate listing of the Seller's current vendors and creditors with respect to the Ohio Subscribers. There are no current or past vendors or creditors to whom any law, rule or regulation requires the delivery of notice or from whom any form of consent is required in connection with the undertaking of the transactions contemplated by this Agreement. In addition, except as otherwise disclosed on Schedule 6.1.d., the Seller is not engaged in nor is a party to any legal action, investigation, arbitration or other proceeding before any court, administrative agency or arbitrator with any of these vendors and creditors. The Seller shall indemnify the Buyer against all claims made by these vendors and/or creditors against the Buyer.

k. *Broker's Fees*. Neither the Seller nor any of its representatives have (directly or indirectly) in connection with this Agreement or the transactions contemplated hereby employed any broker or otherwise agreed to pay or incurred any obligation to pay any broker's fee, any sales commission or any similar form of compensation.

l. *Inventory*. Schedule 6.1.l. sets forth a complete list and brief description of each item of the Inventory, including all equipment used, held for use or intended to be used primarily in the operation or conduct of the Right of Entry Agreements indicating, in each case, the purchase price thereof, the year of purchase, the accumulated book depreciation and whether the Seller or any of its affiliates lease or own such property. All Inventory is in good working order, is free from any material

defect and has been well maintained, and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred. All leased Inventory is in all material respects in the condition required of such property by the terms of the lease applicable to thereto. All Inventory consists of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Ohio Subscribers as of the Closing Date, as the case may be. Seller or its Members are not in possession of any Inventory not owned by it, including goods already sold. All Inventory not written off has been valued using the weighted average cost method, which approximates the first-in, first-out (FIFO) method. Inventory now on hand that was purchased after the date of the Balance Sheet was purchased in the ordinary course of business at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) is not excessive and is reasonable in the present circumstances of the Ohio Subscribers. Work-in-process Inventory is now valued, and will be valued on the Closing Date, according to Generally Accepted Accounting Principles ("GAAP").

m. *No Undisclosed Liabilities.* Except as set forth on Schedule 6.1.m., the Seller has no liability except for liabilities reflected or reserved against in the Balance Sheet with respect to the Ohio Subscribers and current liabilities incurred in the ordinary course of business of the Ohio Subscribers since the date of the Balance Sheet.

n. *Sufficiency of Ohio Subscribers.* The Ohio Subscribers comprise all of the assets employed by the Seller in connection with the Seller's business with respect to the Ohio Subscribers. Except as set forth in Schedule 6.1.n., the Seller is transferring to the Buyer all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Ohio Subscribers, and are sufficient for the conduct of the Ohio Subscribers, immediately following the Closing in substantially the same manner as currently conducted.

o. *Labor Disputes; Compliance.* Since January 1, 2003, the Seller has not been nor is the Seller a party to any collective bargaining or other labor contract in connection with the Ohio Subscribers. Since January 1, 2003, there has not been, there is not presently pending or existing, and to the Seller's knowledge there is not threatened, (a) any strike, slowdown, picketing, organizing campaign, work stoppage, or employee grievance process with respect to the Ohio Subscribers, (b) any proceeding against or affecting the Seller with respect to the Ohio Subscribers relating to the alleged violation of any applicable law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Seller or its premises, or (c) any application for certification of a collective bargaining agent with respect to the Ohio Subscribers. No event has occurred or circumstance exists that could provide the basis for any work

stoppage or other labor dispute. There is no lockout of any employees or independent contractors by the Seller in connection with the Ohio Subscribers, and no such action is contemplated by the Seller in connection with the Ohio Subscribers. The Seller has complied in all material respects with all applicable laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing in connection with respect to the Ohio Subscribers. The Seller is not is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing applicable laws, including without limitation any retroactive workers' compensation in connection with respect to the Ohio Subscribers.

p. *Employees and Independent Contractors*. Schedule 6.1.p. contains a list of the following information for each employee, director or independent contractor of the Seller proving services with respect to the Ohio Subscribers, including each employee or independent contractor on leave of absence or layoff status: employer; name; job title; current compensation paid or payable, Fair Labor Standards Act status as exempt or non-exempt and any change in compensation since January 1, 2006; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Seller's or any business' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, vacation plan or any other employee plan. Schedule 6.1.q. also contains a list of the following information for each retired employee, director or independent contractor of the Seller with respect to the Ohio Subscribers, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

q. *No Proprietary Rights*. To the Seller's knowledge, no employee, director or independent contractor of the Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, director or independent contractor and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, director or independent contractor in connection with the Ohio Subscribers, or (ii) the ability of the Buyer to maintain the Ohio Subscribers, including, without limitation, any Proprietary Rights Agreement with the Seller by any such employee, director or independent contractor. To the Seller's knowledge, no director, officer, or other key employee or independent contractor of the Seller intends to terminate his employment or contractual relationship with respect to the Ohio Subscribers.

r. *Compliance With Applicable Laws; Governmental Authorizations*.

(a) Except as set forth on Schedule 6.1.r.(a) (i) the Seller is, and at all times since January 1, 2003, has been, in material compliance with each applicable law

that is or was applicable to it or to the conduct or operation of the Ohio Subscribers; (ii) no event has occurred or circumstance exists that (A) may constitute or result in a violation by the Seller in connection with the Ohio Subscribers of, or a failure on the part of the Seller in connection with the Ohio Subscribers to comply with, any applicable law, or (B) may give rise to any obligation on the part of the Seller in connection with the Ohio Subscribers to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature; and (iii) the Seller has not received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any governmental body in connection with the Ohio Subscribers regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any applicable law or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Schedule 6.1.r.(b) contains a complete and accurate list of each governmental authorization that is held by Seller or the Ohio Subscribers that is otherwise required to operate the Ohio Subscribers. Each governmental authorization listed or required to be listed on Schedule 6.1.r.(b) is valid and in full force and effect.

s. *No Material Adverse Change*. Except as set forth on Schedule 6.1.s., since January 1, 2003, there has not been any material adverse change in the Seller, or the Seller's assets or business related to the Ohio Subscribers.

t. *Contracts; No Defaults*. Schedule 6.1.t.(a) contains a list, and the Seller has delivered to the Buyer complete and accurate copies, of all vendor contracts that the Seller shall assign to the Buyer with respect to the Ohio Subscribers(the "Assigned Contracts"). Other than as set forth in Schedule 6.1.t.(a), there exists no Assigned Contract that is used in connection with or relates to the Ohio Subscribers. Schedule 6.1.t.(a) sets forth reasonably complete details concerning the Assigned Contracts, including the parties to the Assigned Contracts, the amount of the remaining commitment of the Seller under the Contracts, and the Seller's office where details relating to the Assigned Contracts are located. Except as set forth on Schedule 6.1.t.(b): (i) the Seller has not or may it acquire any rights under, and the Seller has or will not become subject to any liability under, any Assigned Contract that relates to the Ohio Subscribers. Except as set forth on Schedule 6.1.t.(c), each Assigned Contract identified or required to be identified on Schedule 6.1.t.(a) (i) is in full force and effect and is valid and enforceable in accordance with its terms (ii) is assignable by the Seller to the Buyer without the consent of any other person; and (iii) to the knowledge of the Seller, will not, upon completion or performance thereof have a material adverse affect on the business, assets or condition of the Buyer in connection with the Ohio Subscribers. Except as set forth on Schedule 6.1.t.(d): (i) the Seller is, and at all times since January 1, 2003, have been, in full compliance with all applicable terms and requirements of each Assigned Contract; (ii) no event has occurred or circumstance exists that may contravene, conflict with, or result in a violation or breach of, or give the Seller or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract; and (iii) the Seller has not given to or received from any other person, at any time since January 1, 2003, any notice or other communication (whether

oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract or has any reason to believe that any party to an Assigned Contract will cease to procure the services in connection with the Ohio Subscribers, will substantially reduce the procurement of services with respect to the Ohio Subscribers in the future or modify the terms of the Assigned Contract. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under current or completed Assigned Contracts with any person and no such person has made demand for such renegotiation.

u. *Insurance*.

(a) The Seller has delivered to the Buyer: (i) copies of all policies of insurance to which the Seller is a party or under which any such person is or has been covered at any time within the five years preceding the date of this Agreement and which relates to the Ohio Subscribers; (ii) copies of all pending applications for policies of insurance with respect to the Ohio Subscribers; and (iii) any statement by the auditor of the Seller's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims with respect to the Ohio Subscribers. Set forth on Schedule 6.1.u.(a) is a list of all policies of insurance related to the Ohio Subscribers, including the policy number and terms of each such policy.

(b) Schedule 6.1.u.(b) sets forth, by year, for the current policy year and each of the ten preceding policy years with respect to the Ohio Subscribers: (i) a summary of the loss experience under each policy; (ii) a statement describing each open claim and all closed claims for an amount in excess of $10,000 under an insurance policy, which sets forth: (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and (C) the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(c) Except as set forth on Schedule 6.1.u.(c): (i) all policies related to the Ohio Subscribers (A) are valid, outstanding, and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage in connection with the Ohio Subscribers for all risks normally insured against by a person carrying on the same business or businesses as Seller and for all risks to which Seller is normally exposed; (D) are sufficient for compliance with all applicable laws and Contracts related to the Ohio Subscribers; (E) will continue in full force and effect following the consummation of the transactions contemplated by this Agreement; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability, (ii) the Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder, (iii) the Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy related to the Ohio

Subscribers or that provides coverage for Assets or the Ohio Subscribers thereof; and (iv) the Seller has given notice to the insurer of all claims that may be insured thereby.

v. *Environmental Matters* Except as set forth on Schedule 6.1.v. the Seller's conduct of business with respect to the Ohio Subscribers is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law.

w. *Intellectual Property Assets.*

(a) Set forth on Schedule 6.1.w.(a) is a list and description of all patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by or the Seller and all goodwill associated therewith comprising "Intellectual Property Assets" with respect to the Ohio Subscribers. Such person owns or has the right to use and the Seller shall as of the Closing Date own or have the right to use the Ohio Subscribers' names, all assumed fictitious business names, any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names (and all derivatives thereof), software, formulae, methods, processes and other intangible properties that are necessary or customarily used by Seller for the ownership, management or operation of the Ohio Subscribers that otherwise comprise the Intellectual Property Assets, including those listed on Schedule 6.1.w.(a). Except as set forth on Schedule 6.1.w.(a), (i) the Seller is the sole and exclusive owner of all right, title and interest in and to all of the Intellectual Property Assets, and has the exclusive right to use, transfer and license the same, free and clear of any claim or conflict with the Intellectual Property Assets of others; (ii) no royalties, honorariums or fees are payable to any person by reason of the ownership or use of any of the Intellectual Property Assets; (iii) there have been no claims made against or asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property Assets and no grounds for any such claims exist; (iv) the Seller has not made any claim of any violation or infringement by others of any of its Intellectual Property Assets or interests therein and, to the knowledge of Seller, no grounds for any such claims exist; (v) the Seller has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intellectual Property Assets, and neither the use of the Intellectual Property Assets nor the operation of the Ohio Subscribers is infringing or has infringed upon any intellectual property rights of others; (vi) the Intellectual Property Assets are sufficient and include all intellectual property rights necessary for the Seller to lawfully operate its business with respect to the Ohio Subscribers as presently being operated; (vii) no interest in any of the Intellectual Property Assets has been assigned, transferred, licensed or sublicensed by Seller to any person other than the Buyer pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intellectual Property Assets has been registered with, filed in or issued by, any governmental authority, such registrations, filings or issuances are listed on Schedule 6.1.w.(a) and were duly made and remain in full force and effect; (ix) to the knowledge of the Seller, there has not been any act or failure to act during the prosecution or registration of, or any other proceeding relating to, any of the Intellectual Property Assets or of any other fact which

could render invalid or unenforceable, or negate the right to issuance of any of the Intellectual Property Assets; (x) to the extent any Intellectual Property Asset constitutes proprietary or confidential information, such information has been adequately safeguarded from disclosure; and (xi) to the knowledge of the Seller, all of the Seller's current Intellectual Property Assets will remain in full force and effect following the Closing without alteration or impairment.

(b) Schedule 6.1.w.(b) contains a list and summary description of all rights in internet web sites and internet domain names presently used by the Seller comprising part of the Intellectual Property Assets (collectively "Net Names"). All Net Names have been registered and are in compliance with all formal applicable laws. No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding and, to the knowledge and the Seller, no such action is threatened with respect to any Net Name. To the knowledge of the Seller, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name. No Net Name is infringed or, to the knowledge of Seller, has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other person.

x. *Certain Payments*. Since January 1, 2003, neither the Seller nor any of its representatives, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller with respect to the Ohio Subscribers, or (iv) in violation of any applicable law, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Seller with respect to the Ohio Subscribers.

y. *Solvency*.

(a) Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of the person exceeds the present fair saleable value of the person's assets.

(b) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) the Seller will be able to pay the Seller's liabilities as they become due in the usual course of its business; (ii) the Seller will not have unreasonably small capital (except with respect to current cash and accounts receivable) with which to conduct its present or proposed business; (iii) the Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against the Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, such person will be unable to satisfy any such

judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such person. The cash available to the Seller after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

z. *Suppliers*. Set forth on Schedule 6.1.z. is a list of the ten most significant suppliers of services (including, without limitation, subcontractors), supplies, merchandise or other goods for the Seller with respect to the Ohio Subscribers in terms of purchases for the twelve-month period ended December 31, 2006, by the Seller with respect to the Ohio Subscribers, showing the amount paid to each such significant supplier during such period. Except as disclosed on Schedule 6.1.z., the Seller has not received any notice nor does the Seller have any reason to believe that any such supplier will not sell supplies, merchandise and other goods or other services to the Buyer on the same terms and conditions as those used in its current sales to the Seller in connection with the Ohio Subscribers, subject only to general and customary price increases.

aa. *Disclosure*. No representation or warranty of the Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 15.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that has specific application to the Seller (other than general economic or industry conditions) and that would have a material adverse effect with respect to the Ohio Subscribers.

bb. *Nature and Term of Seller's Representations, Warranties and Covenants*. Notwithstanding anything else in this Agreement, the Seller's representations, warranties, and covenants herein only cover the period beginning July 1, 2006, through April 1, 2008. Prior to July 1, 2006, any representations, warranties and covenants contained herein are the sole responsibility of Extreme Video.

6.2 Representations, Warranties and Covenants of the Buyer.

The Buyer represents and warrants to the Seller as follows:

a. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b. The Buyer has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Buyer have been duly authorized by all necessary corporate action. Upon execution of this Agreement by the Buyer and delivery of this Agreement by the Buyer to the Seller, this Agreement will constitute the

legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

c. To its knowledge, the execution, delivery and performance of this Agreement by the Buyer does not and will not violate, conflict with or result in the breach of any term, condition or provision of: (i) any existing law, ordinance, or governmental rule or regulation to which the Buyer is subject or (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Buyer.

d. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate, conflict with or result in the breach of any term, condition or provision of the Buyer's articles of incorporation and/or bylaws.

e. There is no pending proceeding that has been commenced against the Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Buyer's knowledge, no such proceeding has been threatened.

6.3 Survival of Representations and Warranties. The representations and warranties of the Parties with respect to taxes shall survive the Closing until the applicable statute of limitations. All of the Parties' other representations and warranties shall survive the Closing until April 1, 2008.

7. INDEMNIFICATION

7.1 The Buyer's Obligations. The Buyer agrees to indemnify and hold the Seller harmless from and against all damages to and liabilities resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, including reasonable out-of-pocket attorneys' fees and expenses by reason of or resulting from: (a) a breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement, (b) the failure of the Buyer to perform or observe any term, provision or covenant or agreement to be performed or observed by it pursuant to this Agreement, (c) any actions, lawsuits or proceedings (actual or threatened and relating to activities of the Buyer) that relate to any breach by the Buyer of the representations and warranties made by the Buyer hereunder, or (d) the business operations with respect to the Ohio Subscribers subsequent to the Closing to the extent that such operations are not adversely impacted by such operations on or before the Closing.

7.2 The Seller's Obligations. The Seller hereby agrees to indemnify, defend and hold the Buyer and its officers, directors, agents, and members harmless from and against all damages to and liabilities resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, including reasonable out-of-pocket attorneys' fees and expenses by reason of or resulting from: (a) a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement, (b) the failure of the Seller to perform

or observe any term, provision or covenant or agreement to be performed or observed by it pursuant to this Agreement, (c) any actions, suits or proceedings (actual or threatened and relating to activities of the Seller) that relate to any breach by the Seller of the representations and warranties made by the Seller hereunder, or (d) any third-party claims, actions, lawsuits or proceedings (actual or threatened and relating to activities of the Seller) arising as a result of or in connection with the manufacture, use, handling and sale of the Inventory and/or the Seller's operations with respect to the Ohio Subscribers on or before the Closing Date.

7.3 Limitation on Obligations. No claim for indemnification will be made by a Party with respect to any individual item of liability or damage unless the aggregate of all such claims by such Party shall be in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Basket"). In the event that the aggregate of claims asserted by one Party against another exceeds the Basket, the claiming Party, upon proof of entitlement to recovery, shall be entitled to recover from the first dollar of such claims; provided, however, that in no event will a Party's obligations under Section 7.1 or Section 7.2 exceed the Purchase Price. The Buyer and the Seller agree that they will have until December 31, 2008, to bring a claim under Section 7.1 or 7.2, as the case may be.

7.4 Right to Offset. The Buyer shall have the right to offset against, or deduct from, any amounts payable to the Seller (including, without limitation, any amounts due and payable Extreme Video) any amounts due and payable by the Buyer to any third party pursuant to final judgment of a court of competent jurisdiction, outcome of dispute resolution proceedings, or any settlement approved by the Seller related to any and all issues arising from a breach of this Agreement. Notwithstanding Section 7.3 of this Agreement, the Buyer's entitlement to recovery under this Section 7.4 shall be from the first dollar of such claims.

8. DUE DILIGENCE INSPECTION.

8.1 Due Diligence Period. Commencing on March 23, 2007, and until the Closing (the "Due Diligence Period"), the Buyer, through its officers, employees, consultants, agents, trustees, accountants, attorneys, independent appraisers or other representatives (the "Buyer Parties"), shall perform a due diligence examination of all information and documents relevant to this Agreement. Upon reasonable prior notice, (1) the Buyer Parties shall be entitled to make physical site inspections of all real and personal property owned or leased by the Seller with respect to the Ohio Subscribers, which inspections may include a phase one and, as necessary, phase two, environmental assessment of any real property owned or leased by the Seller with respect to the Ohio Subscribers; (2) the Buyer Parties shall be entitled to interview the Seller's personnel with respect to the Ohio Subscribers; and (3) the Buyer Parties shall be entitled to review customer information with respect to the Ohio Subscribers during the Due Diligence Period; provided, however, that such examination and inspection shall not unreasonably interfere with the Seller's normal operations. Representatives of the Seller shall be entitled to attend any physical inspection of the Seller with respect to any of the Ohio Subscribers made by the Buyer Parties. Notwithstanding the foregoing,

the Buyer Parties will not conduct any interviews with any employees or third party customers of the Seller during the Due Diligence Period until the Buyer and the Seller mutually agree on acceptable procedures and timing for such interviews. Each of the Parties agrees to keep all information acquired as a result of these inspections or examinations, to the extent that such information does not or shall not otherwise come into the public domain, confidential and will not disclose it to any person or use it for any other purpose other than as required by law. In the event that the contemplated transaction does not close, each Party will return to the other Party, all confidential information and materials relating to it.

8.2 Cooperation. The Seller shall cooperate with the Buyer Parties during the Due Diligence Period in providing, through its officers, employees, attorneys, accountants and other representatives, reasonable access to the properties, books, records, tax papers and other materials requested by the Buyer Parties and a reasonable opportunity to discuss the operations, business, and financial affairs of the Seller with respect to the Ohio Subscribers, as the Buyer Parties reasonably consider necessary or appropriate for completion of its due diligence investigation.

9. CONDITIONS PRECEDENT. The Closing of the transactions contemplated by this Agreement shall be conditioned upon the satisfaction of the following conditions precedent on or before the Closing:

9.1 *Accuracy of Representations.* All of the Seller's representations and warranties in this Agreement (considered collectively), and each of the representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Seller's schedules, except (a) those representations and warranties of the Seller that are made as of a certain date, shall have been true and correct as of such date, and (b) those representations and warranties of the Seller that are qualified by materiality shall be true and correct in all respects.

9.2 *Seller's Performance.* All of the covenants and obligations of the Seller that are required to be performed or complied with pursuant to this Agreement at or prior to the Closing must have been performed and complied with to the reasonable satisfaction of the Buyer. Each document required to be delivered pursuant to this Agreement must have been delivered.

9.3 *Consents.* Each consent identified on Schedule 9.3.g. or required pursuant to any other provisions in this Agreement where consent is required, must have been obtained in form and substance reasonably acceptable to the Buyer and must be in full force and effect.

9.4 *No Proceedings.* Since the date of this Agreement, there must not have been commenced or threatened against the Buyer or the Seller, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with,

any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.5 *No Prohibition*. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Buyer to suffer any material adverse consequence under any applicable law or order.

9.6 *Due Diligence*. The Buyer's reasonably satisfactory completion (in the Buyer's sole and absolute discretion) of a due diligence investigation related to the Ohio Subscribers and the Seller.

9.7 *Bank Consent*. The Buyer shall have received any written consents of any entity or person necessary to the transactions contemplated by this Agreement pursuant to any outstanding loan, pledge, or security agreement of Buyer.

9.8 *Regulatory Approvals*. All required governmental and regulatory requirements must be satisfied, and this Agreement will not violate any federal, state or local statute, rule, regulation or order.

9.9 *Due Diligence Review*. The results of the due diligence inspection performed by the Buyer Parties pursuant to Section 8.1. of this Agreement shall be satisfactory, as determined by the Buyer Parties in their reasonable judgment.

9.10 *Non-competition Agreement*. The Seller shall enter into a non-competition agreement (the "Non-competition Agreement") with the Buyer with respect to the Ohio Subscribers, in form and substance reasonably acceptable to the Buyer, pursuant to which the Seller shall agree not to engage, whether directly, indirectly or through any affiliate, with the Ohio Subscribers subsequent to the Closing (the "Non-competition Agreement"). The Non-Competition Agreement shall not cover the Seller's DIRECTV Master System Operator program or the Seller's third party call center services.

9.11 *Transfer of Leases*. The Seller shall have transferred to the Buyer satisfactory transfer of "market" leases on equipment and the Right of Entry Agreements with respect to the Ohio Subscribers.

10. CONDITIONS SUBSEQUENT. The Parties shall enter into the Support Center Services Agreement and the Non-competition Agreement, in form and substance reasonably acceptable to the Buyer, within fourteen (14) days following the Closing:

11. DISPUTE RESOLUTION. Each Party seldom has disagreements; however, some occasionally occur. The Parties desire to resolve any such disagreements through amicable discussion; unfortunately, such disputes cannot

always be resolved in that way. The Parties' experience is that, in such situations, it is in the interest of both Parties that the dispute be resolved through binding arbitration rather than by legal action in the courts. To that end, the Parties hereby agree that, except as otherwise indicated in this Agreement, any and all disputes arising pursuant to any of the terms of this Agreement or which relate in any manner whatsoever to this Agreement which cannot be resolved in a reasonable time by discussions between the Parties shall be submitted to arbitration in Ramsey County, Minnesota, before a sole arbitrator (the "Arbitrator") selected from Judicial Arbitration and Mediation Services, Inc., or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of Minnesota law as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either Party in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the Parties hereto and may be enforced by any court of competent jurisdiction. The Parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law.

12. TERMINATION

12.1 This Agreement may be terminated by written notice of termination at any time before transfer of the Ohio Subscribers to the Buyer only as follows:

a. by mutual consent of the Seller and the Buyer;

b. by the Buyer, (i) if there is a material adverse change in the make-up or financial condition of the Ohio Subscribers (including, without limitation, the Right of Entry Agreements), or (ii) if required regulatory approvals for the transactions contemplated hereunder have not been obtained or if conditions imposed by the regulatory authorities are unacceptable in the reasonable judgment of the Buyer.

12.2 This Agreement may be terminated by written notice of termination at any time only as follows:

a. by the Buyer, if at any time the representations and warranties of the Seller contained in Section 6.1 hereof were incorrect in any material

respect when made or at any time thereafter or if the conditions subsequent set forth in Section 11 of this Agreement are not satisfied; or

b. by the Seller, at any time if the representations and warranties of the Buyer contained in Section 6.2 hereof were incorrect in any material respect when made or at any time thereafter.

12.3 In the event of the termination hereof pursuant to the provisions of this Section 12., this Agreement shall become void and have no effect, without any liability on the part of any of the Parties or their directors, officers, members, agents, or representatives in respect of this Agreement; provided, however, that if the termination was made pursuant to Section 12.2 of this Agreement, the Party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other Party for all out-of-pocket costs and expenses of the non-breaching Party in connection with the preparation (including due diligence), negotiation, execution and performance of this Agreement, up to One Thousand and No/100 Dollars ($1,000.00) of actual costs (including attorneys' and accountants' fees).

13. EXPENSES. Except as otherwise expressly provided in this Agreement, each Party shall be responsible for and bear all of its own costs and expenses incurred in connection with the Transaction, including without limitation, all accounting, legal, finder, broker and other fees and expenses. This agreement and mutual covenant on behalf of the Parties shall survive regardless of whether the Transaction contemplated by this Agreement is consummated.

14. CONDUCT OF BUSINESS PRIOR TO THE CLOSING

14.1 The Seller shall conduct its business and affairs in the ordinary course and consistent with prior practice and shall maintain, keep and preserve its assets in good condition. In addition, the Seller shall not, without the Buyer's prior written consent, enter into any contract, agreement or other understanding with respect to the Seller's assets involving the Ohio Subscribers other than in the ordinary course of business.

14.2 The Seller also shall preserve for the benefit of the Buyer the goodwill of the Seller's suppliers and customers and maintain its current existing insurance coverage with respect to the Ohio Subscribers.

15. GENERAL TERMS

15.1 Entire Agreement. This Agreement and all agreements referred to herein, all of even date herewith, set forth the entire agreement between the Parties with respect to its subject matter, merges all prior discussions and letters of intent and, as of the Closing Date. Oral explanation or information by either Party to the other shall not alter the meaning or interpretation of this Agreement.

15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

15.3 Modifications. This Agreement may only be modified by a written document executed by both Parties. The waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

15.4 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, by facsimile if the Party to whom the notice is being sent has a receiving device in his office, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Buyer, to:	DirecTECH MDU, Inc. 615 Roma Valley Drive Fort Collins, CO 80525 Attention: Thomas A. Beaudreau Facsimile: (970) 204-1839
with a copy to:	Johanson Berenson LLP 1792 Second Street Napa, Delaware 94559 Attn: David R. Johanson, Esq. Facsimile: (707) 226-6881
If to Seller:	Multiband Corporation 9449 Science Center Drive New Hope, MN 55428 Attn: President Facsimile: (763) 201-7863
with a copy to:	Steven Bell, Esq. Multiband Corporation 9449 Science Center Drive New Hope, MN 55428

Notices shall be deemed served when received by addressee, or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may change its address for notices by giving the other Party notice of such change pursuant to this Section 15.4.

15.5 Severability. If any provision of this Agreement is determined by a court to be unenforceable, the Parties shall deem the provisions to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed from this Agreement, and the remainder of the Agreement will continue in effect.

15.6 Attorneys' Fees and Costs. In the event that any Party takes any action to enforce the terms of this Agreement, the Party prevailing in any such action shall have the right to recover from the other Party all of its reasonable attorneys' fees, court costs and expenses incurred in connection with such action.

15.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original of the Party whose signature appears on such counterpart and both of which together shall constitute one instrument. The Parties agree that a signature by facsimile shall be treated as an original signature.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned duly authorized representative of each Party has executed this Asset Purchase Agreement as of the date first written above.

SELLER:	**MULTIBAND CORPORATION,** a Minnesota corporation By: ______________________ Jim Mandel Its: President
BUYER:	**DIRECTECH MDU, INC.** a Delaware corporation By: ______________________ J. Basil Mattingly Its: Chairman, Board of Directors
AGREED AND ACCEPTED BY:	**EXTREME VIDEO ENTERPRISES, LLC**
Date: ______________________	By: ______________________ Richard M. Cunningham Its: Member

IN WITNESS WHEREOF, the undersigned duly authorized representative of each Party has executed this Asset Purchase Agreement as of the date first written above.

SELLER:

MULTIBAND CORPORATION,
a Minnesota corporation

By: ______________________________
Jim Mandel
Its: President

BUYER:

DIRECTECH MDU, INC.
a Delaware corporation

By: ______________________________
J. Basil Mattingly
Its: Chairman, Board of Directors

AGREED AND ACCEPTED BY:

Date: ______________________

EXTREME VIDEO ENTERPRISES, LLC

By: ______________________________
Richard M. Cunningham
Its: Member

IN WITNESS WHEREOF, the undersigned duly authorized representative of each Party has executed this Asset Purchase Agreement as of the date first written above.

SELLER:

MULTIBAND CORPORATION,
a Minnesota corporation

By: ______________________
Jim Mandel
Its: President

BUYER:

DIRECTECH MDU, INC.
a Delaware corporation

By: ______________________
J. Basil Mattingly
Its: Chairman, Board of Directors

AGREED AND ACCEPTED BY:

Date: 4/20/07

EXTREME VIDEO ENTERPRISES, LLC

By: [signature]
Richard M. Cunningham
Its: Member

EXHIBIT A TO
ASSET PURCHASE AGREEMENT

RIGHT OF ENTRY AGREEMENTS

EXHIBIT A

PID	Property	City	State	Prop Type	Units	Subs
1724652	The Bingham	Cincinnati	OH	DTH	340	104
1724652	The Bingham	Cincinnati	OH	SMATV Bulk	340	236
1730476	Wenwood Apts	Greenville	SC	DTH	188	98
1726362	Deleware Crossing	Independence	KY	DTH	96	62
1711980	Burgundy Hills	Burlington	KY	DTH	98	23
1730539	Highland Ridge Apts	Highland Heights	KY	DTH	180	57
1717024	Blue Fountain Apts	Cincinnati	OH	DTH	68	36
1717023	Candlewood Apts	Cincinnati	OH	DTH	110	32
1715441	Stone Meadows	Cincinnati	OH	DTH	144	32
1731378	VALLEY VISTA APTS ON RIDDLE	CINCINNATI	OH	DTH	155	17
1731372	QUEEN CITY APTS	CINCINNATI	OH	BULK	48	23
1732486	CROSLEY FARM CONDOS	CINCINNATI	OH	DTH	88	14
1726996	Cambridge Park On Princet	Cincinnati	OH	DTH	196	14
1728674	Sem Manor	Cincinnati	OH	DTH	145	13
1729787	ALLENDORF EAST APTS	CINCINNATI	OH	DTH	48	16
1722256	Reveere Village Apts	Cincinnati	OH	DTH	95	16
1716800	Hawaiian Terrace	Cincinnati	OH	DTH	176	13
1722196	St Clair Apartments	Hamilton	OH	DTH	60	14
1726872	Dickman Apartments	Park Hills	KY	DTH	176	11
1724840	Selim Manor	Cincinnati	OH	DTH	44	13
1726270	Heritage Square	Cincinati	OH	DTH	80	11
1730260	Eaglesnest Condos	Cincinnati	OH	DTH	124	13
1724690	Delhi Pike Apts	Cincinnati	OH	DTH	16	13
1724743	Linden Lake Condos	Hamilton	OH	DTH	40	9
1729129	WILLOW BROOK APARTMENTS	CINCINNATI	OH	DTH	48	9
1727007	Amelia Court Apts	Amelia	OH	DTH	95	12
1730259	Cummings Creek Condos	Cincinnati	OH	DTH	25	8
1717397	Madison Apts	Cincinnati	OH	DTH	48	10
1730686	McHenry Apartments	Cincinnati	OH	DTH	72	7
1730156	Spring Hill Apts	Cincinnati	OH	DTH	77	6
1711973	GLEN HOLLOWAlexandria Development	Independence	KY	DTH	112	5
1731787	RIDGEWOOD APTS	FT THOMAS	KY	DTH	123	8
1724790	Quail Meadow Apt	Cincinnati	OH	DTH	192	8
1722195	Linden Lake Apts	Hamilton	OH	DTH	48	7
1731262	Asmann Apts	Cincinnati	OH	DTH	75	8
1721992	Miami Meadows	Franklin	OH	DTH	188	9
1714690	3512 Boudinot	Cincinnati	OH	DTH	12	5
1716695	Oak View Apartments	Cincinnati	OH	DTH	21	7
1716062	Old Town Properties	Cincinnati	OH	DTH	22	5
1718596	Ridgemoor	Cincinnati	OH	DTH	29	5
1727531	Milford Vista Apts	Milford	OH	DTH	48	6
1730113	Colonial Village Apts	Franklin	OH	DTH	109	4
1730079	Modena Apartments	Dayton	OH	DTH	12	5
1724563	Silverton Ave Apts	Cincinnati	OH	DTH	16	5
1721768	Hillside Apts	Cincinnati	OH	DTH	32	5
1714689	Midwest Realty	Cincinnati	OH	DTH	45	5
1727518	Clare Ridge Manor	Centerville	OH	DTH	76	5
1717354	Hidden Creek	Cincinnati	OH	DTH	88	5
1729128	ASTOR PLACE	CINCINNATI	OH	DTH	24	4
1724841	Glendmore Apts	Cincinnati	OH	DTH	28	4
1728256	LAKESIDE INDEPENDENCE CONDOS	INDEPENDENCE	KY	DTH	36	4
1730278	Anderson Oaks Condos	Cincinnati	OH	DTH	40	4

PID	Property	City	State	Prop Type	Units	Subs
1724186	Garden Hill Apts	Cincinnati	OH	DTH	43	4
1724164	Lawn Apts	Cincinnati	OH	DTH	44	4
1731380	MT AIRY FOREST APTS	CINCINNATI	OH	DTH	44	4
1729127	PINE TERRACE	CINCINNATI	OH	DTH	48	4
1725712	Dixmyth Hills	Cincinnati	OH	DTH	49	4
1728186	ASPENWOOD CONDOS	CINCINNATI	OH	DTH	66	4
1731401	1451 HILLCREST	CINCINNATI	OH	DTH	11	3
1717626	Quail Quarters Apt	Cincinnati	OH	DTH	12	3
1714885	4538 West 8th	Cincinnati	OH	DTH	12	3
1731399	1651 W NORTHBEND	CINCINNATI	OH	DTH	17	3
1730157	Walton Creek Condos	Cincinnati	OH	DTH	35	3
1730645	Zephyr Point	Zephyrhills	FL	DTH	56	3
1730224	Glen Oaks Apts	Spring Hill	FL	DTH	64	3
1729126	WEST RIDGE APTS	CINCINNATI	OH	DTH	96	3
1727721	HUNTERS GLEN CONDOS	CLAYTON	OH	DTH	149	3
1717398	Cedar Meadows	Cincinnati	OH	DTH	27	2
1728293	QUEENS POINT CONDOS	CINCINNATI	OH	DTH	13	2
1724835	Senator Place	Cincinnati	OH	DTH	17	2
1717192	Harrison Plaza	Cincinnati	OH	DTH	18	2
1730039	3239 Bishop	Cincinnati	OH	DTH	26	2
1727996	PENNSBURY CONDOS	CINCINNATI	OH	DTH	27	2
1731226	Westwood Apartments	Cincinnati	OH	DTH	36	2
1731307	HARRISON HILLS APTS	CINCINNATI	OH	DTH	36	2
1730810	Clifton View Apts	Cincinnati	OH	DTH	45	2
1726234	GORMAN APTS	CINCINNATI	OH	DTH	8	1
1731394	550 W MARTIN LUTHER KING	CINCINNATI	OH	DTH	10	1
1727134	Charlton Apts	Cincinnati	OH	DTH	13	1
1731402	4163 HARRISON	CINCINNATI	OH	DTH	16	1
1722197	Ross Meadows Apts	Fairfield	OH	DTH	24	1
1727871	UNIVERSITY VILLAGE APTS	CINCINNATI	OH	DTH	27	1
1721735	Riverside Apts	Cincinnati	OH	DTH	36	1
1730653	Terrace Club Apts	Tampa	FL	DTH	90	1
1729843	WESTERN BOULDER APTS.	CINCINNATI	OH	DTH	72	1
1716064	Fisher Place	Cincinnati	OH	DTH	24	1
1729125	HASLER APTS	CINCINNATI	OH	DTH	28	1
1730040	3209 Bishop	Cincinnati	OH	DTH	25	1
1729842	KROMAR COMPANY	FT. MITCHELL	KY	DTH	8	1
1724689	Cedar Apartments	Cincinnati	OH	DTH	24	0
1724834	Loraine Apts	Cincinnati	OH	DTH	11	0
1724836	Clifton Suites Apts	Cincinnati	OH	DTH	14	0
1717625	Sssrw Realty Apts	Cincinnati	OH	DTH	24	0
1731523	CORK HARBOR PROPERTIES	ALEXANDIRA	KY	DTH	8	0
1720127	Dalton Apts 2298	Cincinnati	OH	DTH	18	0
1731400	1522 CEDAR	CINCINNATI	OH	DTH	11	0
1731393	HAMPSHIRE MEADOWS APTS	CINCINNATTI	OH	DTH	24	0
1731379	5466 HAMILTON AVE	CINCINNATI	OH	DTH	36	0
					6,338	**1,147**

ASSUMPTION OF DEBT TO EXTREME VIDEO ENTERPRISES, LLC

Cable Systems Acquisition Agreement

LEGAL PROCEEDINGS RELATING TO THE OHIO SUBSCRIBERS

NONE

SCHEDULE 6.1.e. TO THE
ASSET PURCHASE AGREEMENT

UNPERFORMED OBLIGATIONS

NONE

**SCHEDULE 6.1.h. TO THE
ASSET PURCHASE AGREEMENT**

SELLER TAX RETURNS

FINANCIAL STATEMENTS

SCHEDULE 6.1.j. TO THE ASSET PURCHASE AGREEMENT

VENDORS AND CREDITORS

Vendors-DirecTech Holding Company, Inc.

SCHEDULE 6.1.I. TO THE ASSET PURCHASE AGREEMENT

INVENTORY

Ordered for DirecTech (OH) and The Bingham - Q1 2007

Item #	Description	Quantity	Unit Cost	Extended Cost
D11	D-11 Receivers	50	5.00	250.00
SPA-1U	Sat Power Amp 54-3350 Mhz	1	95.00	95.00
SCD-4P5W	Satellite Customer Device (Single In, Single IRD Out)	13	55.00	715.00
LMX-2	Active Splitter 2-Port	10	24.50	245.00
LMX-42	Active Splitter 4-Port	8	35.00	280.00
SCD-4P52W	Satellite Customer Device (Single In, Dual IRD Out)	10	85.00	850.00
				2,435.00

SCHEDULE 6.1.m. TO THE ASSET PURCHASE AGREEMENT

LIABILITIES OTHER THAN THOSE REFLECTED IN THE BALANCE SHEET

NONE

<u>SCHEDULE 6.1.n.</u> TO THE ASSET PURCHASE AGREEMENT

<u>OTHER ASSETS</u>

NONE

SCHEDULE 6.1.p. TO THE ASSET PURCHASE AGREEMENT

LIST OF ALL EMPLOYEES WITH RESPECT TO THE OHIO SUBSCRIBERS

NONE

<u>SCHEDULE 6.1.r.(a)</u> TO THE ASSET PURCHASE AGREEMENT

<u>NON-COMPLIANCE WITH LAW</u>

NOT APPLICABLE

<u>SCHEDULE 6.1.r.(b)</u> **TO THE ASSET PURCHASE AGREEMENT**

GOVERNMENTAL AUTHORIZATION

Foreign Corporation Status

MATERIAL ADVERSE CHANGE

NONE

SCHEDULE 6.1.t.(a) TO THE ASSET PURCHASE AGREEMENT

ASSIGNED CONTRACTS

NONE

SCHEDULE 6.1.t.(b) TO THE ASSET PURCHASE AGREEMENT

LIABILITY UNDER CONTRACTS

NONE

SCHEDULE 6.1.t.(c) TO THE ASSET PURCHASE AGREEMENT

UNENFORCEABLE CONTRACTS

NONE

SCHEDULE 6.1.t.(d) TO THE ASSET PURCHASE AGREEMENT

NON-COMPLIANCE WITH CONTRACTS

NONE

SCHEDULE 6.1.u.(a) TO THE ASSET PURCHASE AGREEMENT

COPIES OF ALL INSURANCE POLICIES

NO EXCEPTIONS

<u>SCHEDULE 6.1.u.(b)</u> TO THE ASSET PURCHASE AGREEMENT

INSURANCE POLICY CLAIMS SUMMARY

NONE

SCHEDULE 6.1.u.(c) TO THE ASSET
PURCHASE AGREEMENT

INVALID INSURANCE POLICY

NONE

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 6.1.w.(a) TO THE ASSET PURCHASE AGREEMENT

INTELLECTUAL PROPERTY

NONE

SCHEDULE 6.1.w.(b) TO THE ASSET PURCHASE AGREEMENT

INTERNET DOMAIN NAMES

NONE APPLICABLE

SCHEDULE 6.1.z. TO THE ASSET PURCHASE AGREEMENT

TEN MOST SIGNIFICANT SUPPLIERS

DIRECTECH HOLDING COMPANY, INC.